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                                                                  Exhibit 10.34

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "AGREEMENT") is made as of April 13, 1999 (the "EFFECTIVE DATE") by and between Anchor Gaming, a Nevada corporation (the "COMPANY"), and Richard M. Haddrill ("CONSULTANT").

                                   BACKGROUND

         The Company has entered into an Agreement and Plan of Merger, dated as of March 9, 1999 (the "MERGER AGREEMENT"), with Powerhouse Technologies, Inc., a Delaware corporation ("POWERHOUSE"), pursuant to which Anchor Powerhouse Acquisition Corporation, a Delaware corporation, a wholly-owned subsidiary of the Company will merge (the "MERGER") with and into Powerhouse.

         Consultant serves as the President and Chief Executive Officer of Powerhouse pursuant to an employment agreement with Powerhouse, dated as of January 1, 1998, which by its terms is scheduled to expire on January 1, 2002 (the "EMPLOYMENT AGREEMENT") and as such has gained certain knowledge of the business and affairs of Powerhouse and its policies, methods, personnel, and plans for the future.

         Effective as of the day and time of the Merger (the "EFFECTIVE TIME"), the parties desire to terminate Consultant's position as President and Chief Executive Officer of Powerhouse and enter into a consulting relationship, under which Consultant would provide services to the Company in accordance with the terms and conditions of this Agreement.

         Each of Consultant and the Company agree that the terms, conditions, and provisions of this Agreement are fair and reasonable and are necessary to protect the legitimate business interests of each other.

         THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Consultant agree as follows:

         1. STATUS OF EMPLOYMENT AGREEMENT. As of the Effective Time, Consultant hereby terminates his employment pursuant to Section 8(d) of the Employment Agreement as President and Chief Executive Officer of Powerhouse, and the Company hereby acknowledges Powerhouse's acceptance of such resignation under the Employment Agreement. The Company and Consultant hereby agree that upon payment to the Consultant of the amounts set forth on
SCHEDULE 1 to this Agreement, the only terms of the existing Employment Agreement that will remain to be performed by the Company are as listed on
SCHEDULE 1 to this Agreement. Consultant agrees that his obligations under the Employment Agreement will survive the execution of this Agreement pursuant to the terms of the Employment Agreement.


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         2. CONSULTING SERVICES. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to engage Consultant as an independent business consultant for the Term (as defined in Section 3). In such position, Consultant shall perform such consulting service for the Company diligently and to the reasonable satisfaction of the Company's Board of Directors. During the first six month period after the Effective Time (the "INITIAL PERIOD"), Consultant will devote his full professional time and efforts to the business and operations of the Company. During the Initial Period, Consultant shall maintain his residence within 50 miles of Las Vegas, Nevada. Thereafter, and during the remaining Term (as defined in SECTION 3), Consultant will be available to the Company to devote himself to the tasks specified by the Board of Directors of the Company and the Chairman of the Board and Chief Executive Officer of the Company as follows (a) for the second six-month period following the Effective Time, for up to 24 hours per month; (b) for the third six month period following the Effective Time, for up to 16 hours per month; and (c) for the fourth six month period following the Effective Time, for up to 8 hours per month. Consultant will report to the Chief Executive Officer of the Company or the Chairman of the Board of the Company. Consultant agrees to serve as a member of the Board of Directors of the Company for two years from the Effective Time.

         3. TERM AND TERMINATION. The term of Consultant's engagement under this Agreement (the "TERM") will commence on the Effective Time and continue until the second anniversary of the Effective Time. The Company may end the Term earlier under the following circumstances:

                  (a)      in the event of Consultant's death;

                  (b) if Consultant is totally disabled so that he has been unable to perform his duties and responsibilities hereunder for a period of 180 consecutive days;

                  (c) if the Company's Board of Directors terminates this Agreement with "cause" (as defined below); or

                  (d) if Consultant materially breaches the terms of this Agreement and such breach remains uncured after reasonable written notice of and opportunity to cure such breach.

If the Company terminates this Agreement pursuant to this SECTION 3 prior to the stated end of the Term, Consultant (or his representative in the event of his death) will be entitled to receive payment of all compensation described herein, except that amounts due under SECTION 4 will only be due through the date of termination. The provisions of SECTIONS 6 and 7 hereof will survive any termination in accordance with their terms. As used in this Agreement, termination with "CAUSE" means any termination evidenced by a finding adopted in good faith by the Board of Director of the Company that the Consultant (i) willfully and continually failed to substantially perform his duties under this Agreement (other than a failure resulting from the Consultant's incapacity due to physical or mental illness) and such failure continues after written notice to the Consultant


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providing a reasonable description of the basis for the determination that the Consultant has failed to perform his duties, (ii) has been indicted for or has entered into a plea bargain with respect to a criminal offense other than misdemeanors not disclosable under the federal securities laws, (iii) has breached this Agreement in any material respect and such breach is not susceptible to remedy or cure or, is susceptible to remedy or cure and no material damage to the Company has occurred, is not cured or remedied reasonably promptly after written notice to the Consultant providing a reasonable description of the breach, (iv) engaged in conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to the Consultant prior to such conduct, (v) has been found by any regulatory authority, gaming commission, lottery agency or similar authority in any jurisdiction in which the Company is conducting business or intends to submit a proposal or conduct business unsuitable or unfit to continue to perform his obligations to the Company under this Agreement, and is the subject of a written notice received by the Company from such authority of such a finding or (vi) has failed to file appropriate applications with, provide requested information to, or otherwise fails to cooperate with, any such authority. No act, nor failure to act, on the Consultant's part, shall be considered "willful" for purposes of (i) above unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

         4.       COMPENSATION.

                  (a) During the Term, as compensation for the performance of Consultant's services under this Agreement, the Company will pay Consultant as follows:

                           (i)      $150,000 per month during the Initial
                                    Period; and

                           (ii) $23,000 per month for the remainder of the Term.

                           (b)      As consideration for the restrictions in
                                    SECTION 6, the Company will pay Consultant
                                    $450,000 in immediately available funds
                                    within five (5) days after the Effective
                                    Time.

                                    (c) As compensation for the performance of the Board of Director duties the same compensation and benefits that it pays to other members of its Board of Directors that are not employees or officers of the Company.

         5.       CONSULTANT BENEFITS; REIMBURSEMENT OF EXPENSES.

                  (a) The Company will pay Consultant at the Effective Time $120,000 for relocation costs to the greater Las Vegas area.

                  (b) The Company will reimburse Consultant for his reasonable travel and entertainment expenses as well as licensing costs incurred in connection with his duties


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         under this Agreement in accordance with the policies of the Company in effect from time to time .

         6. RESTRICTIVE COVENANT. In addition to any other covenants, contracts, or agreements to which Consultant may be subject, during the Term and for a period of two (2) years from the Effective Time (the "RESTRICTED PERIOD"), Consultant will not without the written consent of the Chairman or Chief Executive Officer of the Company, directly or indirectly, either as an individual or as a consultant, partner, officer, director, over 5% shareholder in any entity the securities of which are listed on a national securities exchange or the NASDAQ National Market or investor, trustee, agent, or advisor or in any other capacity whatsoever, of any Person (as defined below):

                  (a) conduct or assist others in conducting any business that is in competition with the business of the Company (the "COMPANY'S BUSINESS") in any market area in the continental United States or Europe;

                  (b) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment (collectively referred to as "RECRUITING ACTIVITY") any individual who is, or within the 6-month period immediately preceding the date of any such Recruiting Activity was, at any time, an employee of or consultant to the Company or its Affiliates (as defined below); or

                  (c) solicit any customer, supplier, client, distributor, dealer or independent salesperson of the Company or any of its Affiliates that has a relationship with the Company or its Affiliates in the continental United States or Europe; or induce, attempt to induce or assist any other Person in inducing or attempting to induce, directly or indirectly, any such customer, dealer, distributor, or independent salesperson to discontinue their relationship with the Company or its Affiliates.

         It is the desire and intent of the parties to this Agreement that the provisions of this SECTION 6 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Consultant agrees and warrants that the scope of this covenant contained in this SECTION 6 is reasonable as to time, area, and persons covered and is necessary to protect the legitimate business interest of the Company. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative, and if any part of it is declared invalid, unenforceable, or void as to time, area, or persons covered, the validity and enforceability of the remainder will not be affected.

         The term "Affiliate" is used in this Agreement to indicate a relationship with one or more Persons and when used shall mean (a) any corporation or organization of which such Person is an officer, director, or partner or is directly or indirectly the beneficial owner of five percent (5%) or more of any class of equity securities or financial interest therein;
(b) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; (c) any relative of such person being related to the person in question


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within the second degree; (d) any director or officer of the Company or its
Affiliates; or (e) any Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term "Person" as used in this Agreement means an individual, corporation, association, partnership, trust, or unincorporated organization, or any governmental or regulatory body or other entity.

         7.       CONFIDENTIALITY.

                  (a) Consultant acknowledges that the trade secrets, plans, strategies, and technology and processes of the Company and its Affiliates, as they may exist from time to time, and information concerning the products, services, production, reconditioning, development, technology, and all technical information, procurement and sales activities and procedures, customer, supplier, or distributor lists, promotion and pricing techniques, and credit and financial data concerning customers, suppliers, and distributors of the Company are valuable, special, and unique assets of the Company (collectively, "CONFIDENTIAL INFORMATION"). In light of the competitive nature of the industry in which the business of the Company is conducted, Consultant agrees that all knowledge and information about the Confidential Information known by Consultant will be considered Confidential Information. In recognition of this, Consultant represents and agrees that except as specifically authorized in writing by the Company, or as may be necessary or appropriate to further the best interests of the Company, Consultant will not, in whole or in part, (i) disclose any Confidential Information to any Person, other than the Company, or (ii) make use of any Confidential Information for his own purposes or for the benefit of any other Person, other than the Company.

                  (b) Consultant acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, books, procedures, forms, documents, records, or paper or copies thereof pertaining to the operations or business of the Company or its Affiliates made or received by Consultant or made known to him in nay way in connection with his employment and any other Confidential Information are and will be the exclusive property of the Company. Consultant acknowledges that all such papers and records will at all times be subject to the control of the Company, and Consultant agrees to surrender the same upon request of the Company, and will surrender such no later than any termination of his employment with the Company, whether voluntary or involuntary. The Company may notify anyone employing Consultant at any time of the provisions of this Agreement.

         8. PROPRIETARY INFORMATION. Consultant agrees to promptly disclose and deliver to the Company any and all improvements, inventions, developments, discoveries, works of authorship, innovations, systems, techniques, ideas, processes, programs, and other things which may be of assistance to the Company or its Affiliates, whether patentable or unpatentable, relating to or arising out of any development, service, or product of, or pertaining in any manner to the business of, the Company or its Affiliates or any of their customers, whether conceived, developed or learned by Consultant, alone or with others, during or after normal business hours, while employed by the Company (collectively referred to hereinafter as "NEW DEVELOPMENTS").


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Consultant acknowledges and agrees that all New Developments shall be and remain the exclusive property of the Company and that Consultant shall, upon the request of the Company, and without further compensation, do all lawful things requested by the Company to ensure the Company's ownership of the New Developments, including, without limitation, the execution of all documents requested by the Company to assign and transfer to the Company and its assigns, all of Consultant's right, title, and interest therein, if any, and to enable the Company to file and obtain patents, copyrights, and other proprietary rights in the United States and foreign countries relating thereto. Consultant hereby appoints the Company as his attorney-in-fact, with full power of substitution, to execute and deliver such documents or patents on behalf of Consultant.

         9. INJUNCTIVE RELIEF. Each party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach, and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         10. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed five (5) days after the date of deposit in the United States mails, as follows:

                  (a)      If to the Company:

                           Anchor Gaming
                           815 Pilot Road, Suite G
                           Las Vegas, Nevada  89119
                           Attention: Michael Rumbolz
                           Fax:  (702) 896-6221

                           with a copy to:

                           Hughes & Luce, L.L.P.
                           1717 Main Street, Suite 2800
                           Dallas, Texas  75201
                           Attention:  Glen J. Hettinger
                           Fax: (214) 939-6100


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                  (b)      If to Consultant:

                           Richard M. Haddrill
                           54 Muscogee Ave., N.W.
                           Atlanta, Georgia 30305
                           Fax: 404-816-4441

                           with a copy to:

                           Rogers & Hardin LLP
                           2700 International Tower
                           229 Peachtree Street
                           Atlanta, Georgia 30303
                           Attention: Edward J Hardin
                           Fax: 404-525-2224

Either party may by notice given in accordance with this SECTION 10 to the other party designate another address or person for receipt of notices under this Agreement. All notices will be deemed to be effective upon delivery to any agent for personal delivery or upon mailing.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and there are no prior written or prior or contemporaneous oral understandings or agreements relative to this Agreement that are not fully expressed in this Agreement.

         12. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay or omission on the part of either party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof. Nor shall any waiver on the part of either party of any such right, power, or privilege, nor any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS, AND NOT THE CHOICE OF LAW PROVISIONS, OF THE STATE OF NEVADA.


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         14. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. The Company may assign this Agreement in connection with a reincorporation, merger, or consolidation involving the Company or a sale of substantially all of the assets of the Company, to the surviving entity or purchaser, as the case may be.

         15. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         16. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         17. SEVERABILITY. The parties hereto expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such sections, sentences, words, clauses, or combinations thereof shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.


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         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

                                  ANCHOR GAMING

                                  By:  /s/  MICHAEL D. RUMBOLZ
                                       -------------------------------
                                  Name:  Michael D. Rumbolz
                                  Title: President and CEO



                                  /s/ RICHARD M. HADDRILL
                                  ------------------------------
                                  Richard M. Haddrill


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                                   Schedule 1

                       Attached to and made a part of the

                    Consulting Agreement dated April 13, 1999

                                     Between

                      Richard M. Haddrill and Anchor Gaming

         1. Salary, benefits and bonuses due from January 1, 1999 through Effective Time, as determined by Compensation Committee of the Board of Directors of Company, consistent with and pursuant to the Employment Agreement and 1999 Company Compensation Plans.

         2. Medical, dental and hospitalization insurance through December 31, 2002 as applicable to other executive officers.

         3.  Life Insurance:

         -   As provided to other officers

         - $11,000 per year for split dollar life insurance for 1999, 2000, 2001, 2002

         4. Two times salary and bonus as defined in paragraph 9(b) of the Employment Agreement. This amount will be no less than $1,804,000, payable within five days of the Effective Date.

         5. All unvested restricted stock vests and is paid within five days of the change of control.


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